Exhibit 10.53

ADB Contract Number: N01-AI-50004

OMB Approval 2700-0042

AWARD/CONTRACT	1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350)	➢	RATING	PAGE OF PAGES
				1	22
2. CONTRACT (Proc. Inst. Ident.) NO. HHSN266200500004C	3. EFFECTIVE DATE March 8, 2005	4. REQUISITION/PURCHASE REQUEST/PROJECT NO. RRCB-214

5. ISSUED BY	CODE	6. ADMINISTERED BY (If other than Item 6)	CODE

National Institutes of Health Contract Management Program, DEA, NIAID 6700-B Rockledge Drive, Room 3214, MSC 7612 Bethesda, MD 20892-7612		DMID/RRCB RFP NIH-NIAID-DMID-PR2004-01

7. NAME AND ADDRESS OF CONTRACTOR (No. street, county, state and ZIP Code)		8. DELIVERY
XOMA (US) LLC 2910 Seventh Street Berkeley, CA 94710		☐ FOB ORIGIN ☒ OTHER (See below) FOB Destination
9/ DISCOUNT FOR PROMPT PAYMENT
N/A
		10.SUBMIT INVOICES	ITEM
CODE	FACILITY CODE	ADDRESS SHOWN IN:	Article G.3.

11. SHIP TO/MARK FOR CODE	CODE	N/A	12. PAYMENT WILL BE MADE BY CODE		CODE	N/A

Article F.2.			See Article G.3.
13. AUTHORITY FOR USING OTHER FULL AND OPEN COMPETITION: ☐ 10 U.S.C. 2304(c)( ) ☐ 41 U.S.C. 253(c)( )			14. ACCOUNTING AND APPROPRIATION DATA EIN 1-522154069-A1 SOCC 25.55 CAN 5-8460924 $15,000,000
15A. ITEM NO.	15B. SUPPLIES/SERVICES		15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
Title: Neutralizing Monoclonal Antibodies for Type A Botulinum Neurotoxins Period: March 8, 2005 through September 7, 2006 Contract Type: Firm Fixed-Price			See Article B.2.			$15,000,000.00

15G. TOTAL AMOUNT OF CONTRACT ➢	$15,000,000

16. TABLE OF CONTENTS

(✓)	SEC.	DESCRIPTION	PAGE(S)	(✓)	SEC.	DESCRIPTION	PAGE(S)
		PART I—THE SCHEDULE				PART II – CONTRACT CLAUSES
☒	A	SOLICITATION/CONTRACT FORM	1	☒	I	CONTRACT CLAUSES	4
☒	B	SUPPLIES OR SERVICES AND PRICE/COST	2	PART III—LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.
☒	C	DESCRIPTION/SPECS./WORK STATEMENT	2	☒	J	LIST OF ATTACHMENTS	1
☒	D	PACKAGING AND MARKING	1			PART IV—REPRESENTATIONS AND INSTRUCTIONS
☒	E	INSPECTION AND ACCEPTANCE	1	☐	K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS
☒	F	DELIVERIES OR PERFORMANCE	2
☒	G	CONTRACT ADMINISTRATION DATA	2	☐	L	INSTRS., CONDS., AND NOTICES TO OFFERORS
☒	H	SPECIAL CONTRACT REQUIREMENTS	4	☐	M	EVALUATION FACTORS FOR AWARD

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. ☒ CONTRACTOR’S NEGOTIATED AGREEMENT (Contractor is required to sign this document and return 2 copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)	18. ☒ AWARD (Contractor is not required to sign this document.) Your offer on Solicitation Number , including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government’s solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.
19A. NAME AND TITLE OF SIGNER (Type or print)	20A. NAME OF CONTRACTING OFFICER Olga Acosta-Polston Contracting Officer, PMOB, CMP, DEA, NIAID

19B. NAME OF CONTRACTOR		19C. DATE SIGNED	20B. UNITED STATES OF AMERICA		20C. DATE SIGNED

BY	/s/ John L. Castello (Signature of person authorized to sign)	March 7, 2005	BY	/s/ Olga Acosta Polston (Signature of Contracting Officer)	March 8, 2005

NSN 7540-01-152-8069	26-107	STANDARD FORM 26 (REV. 4-85)
PREVIOUS EDITION UNUSABLE	Computer Generated	Prescribed by GSA FAR (48 CFR) 53.214(a)

Contract No. HHSN266200500004C

DETAILED TABLE OF CONTRACT CONTENTS

PART I—THE SCHEDULE
SECTION A – SOLICITATION/CONTRACT FORM	1
SECTION B – SUPPLIES OR SERVICES AND PRICES/COSTS	4
ARTICLE B.1. BRIEF DESCRIPTION OF SERVICES	4
ARTICLE B.2. PRICES	4
ARTICLE B.3. ADVANCE UNDERSTANDINGS	4

SECTION C – DESCRIPTION/SPECIFICATION/WORK STATEMENT	6
ARTICLE C.1. STATEMENT OF WORK	6
ARTICLE C.2. REPORT REQUIREMENTS	6
ARTICLE C.3. INVENTION REPORTING REQUIREMENT	7

SECTION D – PACKAGING, MARKING AND SHIPPING	8

SECTION E – INSPECTION AND ACCEPTANCE	9

SECTION F – DELIVERIES OR PERFORMANCE	10
ARTICLE F.1. PERIOD OF PERFORMANCE	10
ARTICLE F.2. DELIVERIES	10
ARTICLE F.3. CLAUSES INCORPORATED BY REFERENCE	11

SECTION G – CONTRACT ADMINISTRATION DATA	12
ARTICLE G.1. PROJECT OFFICER	12
ARTICLE G.2. KEY PERSONNEL	12
ARTICLE G.3. INVOICE SUBMISSION	12
ARTICLE G.4. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE	13

SECTION H – SPECIAL CONTRACT REQUIREMENTS	14
ARTICLE H.1. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH	14
ARTICLE H.2. NEEDLE EXCHANGE	14
ARTICLE H.3. PUBLICATION AND PUBLICITY	14
ARTICLE H.4. PRESS RELEASE	14
ARTICLE H.5. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE	14
ARTICLE H.6. ANTI-LOBBYING	15
ARTICLE H.7. INTELLECTUAL PROPERTY OPTION TO COLLABORATOR	15
ARTICLE H.8. OBTAINING AND DISSMINATING BIOMEDICAL RESEARCH RESOURCES	16
ARTICLE H.9. POSSESSION USE AND TRANSFER OF SELECT BIOLOGICAL AGENTS OR TOXINS	16
ARTICLE H.10. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES	17

Contract No. HHSN266200500004C

Contract No. HHSN266200500004C

SECTION B—SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1. BRIEF DESCRIPTION OF SERVICES

This acquisition is being issued for services to develop and manufacture cGMP bulk drug substance for up to three human or human compatible mAbs with potency demonstrated in a standardized mouse protection bioassay for botulinum neurotoxins A1 and A2.

ARTICLE B.2. PRICES

a.	The total fixed price of this contract is $15,000,000.00.

b.	Upon delivery and acceptance of the items and/or services specified in SECTION F, ARTICLE F.2. and described in SECTION C, the Government shall make progress payments monthly, upon submission of proper invoices or vouchers, the prices stipulated in this contract for work delivered or rendered and accepted, less 10 percent of the total amount of the payment. If satisfactory progress is achieved and upon completion of the contract, the Government shall release all withheld funds to the contractor.

MILESTONE PAYMENT SCHEDULE

Milestone	Price ($)
Project Management	1,021,900
1	1,586,600
2	2,355,900
3	2,342,100
4	407,900
5	123,400
6	2,322,900
7	123,500
8	25,100
9	2,930,800
10	1,161,000
11	598,900

Total	15,000,000

ARTICLE B.3. ADVANCE UNDERSTANDINGS

Other provisions of this contract notwithstanding, approval of the following items within the limits set forth is hereby granted without further authorization from the Contracting Officer.

a.	cGMP Audit

A Pre-award site visit and cGMP audit was carried out at XOMA facilities on February 3-4, 2005 and recommendations were made by the auditors. Progress on these recommendations must be tracked in the monthly reports and through frequent formal communication with NIAID Project Officer.

NIAID will require additional audits and inspections of Prime Contractor and Subcontractor’s facilities and documents throughout the performance period of the contract.

b.	Written plan, timeline, Gantt Chart

XOMA is expected to provide a written plan, timeline, Gantt chart or other means of documenting all development activities that would designate the individual studies, outline (i.e. in a paragraph or two) how these studies would be

Contract No. HHSN266200500004C

conducted (e.g. a few paragraphs to describe the specifics for the study such as the number of replicates, conditions, numbers of samples, test to be conducted, etc.). The first written plan should be provided within two weeks of contract award and cover the first three months of activities. Subsequent plans should be provided quarterly, and two weeks in advance of initiation of activities outlined in the plan. Modifications to plans should be discussed with NIAID prior to changes. These plans should allow NIAID to be prospectively involved in the development of the product to better ensure that the resulting process will be robust, transferable, and meet long term FDA scrutiny. Specifically it is required that Analytical Development Reports, Process Development Reports, Validation Protocols and Qualification Reports will be included as part of the final report, and the Technical Transfer Packages. Critical reagents and/or reagent production procedures are also required as part of the Technical Transfer Package. In addition, the Batch Production Records are expected to contain sufficient detail to allow for technical transfer of the manufacturing process, either as part of the Batch Production Record itself or as an appendix to the Batch Production Record.

c.	Subcontract – SRI International

A firm fixed-price type subcontract with SRI International at a fixed price of $934,051 for an eighteen month period of performance March 7, 2005 to September 6, 2006. A copy of the signed, approved subcontract must be provided to the Contracting Officer within 30 calendar days after the effective date of the contract. The subcontractor may not begin performance until the subcontracting agreement has been executed by both parties.

d.	Contract Number Designation

On all correspondence submitted under this contract, the contractor agrees to clearly identify the two contract numbers that appear on the face page of the contract as follows:

Contract No. HHSN266200500004C

ADB Contract No. N01-AI-50004

[End of Section B]

Contract No. HHSN266200500004C

SECTION C—DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1. STATEMENT OF WORK

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to perform the Statement of Work, SECTION J, ATTACHMENT 1, dated March 8, 2005, attached hereto and made a part of this contract.

ARTICLE C.2. REPORTING REQUIREMENTS

a.	Technical Reports

In addition to those reports required by the other terms of this contract, the Contractor shall prepare and submit the following reports in the manner stated below and in accordance with ARTICLE F.2. DELIVERIES of this contract:

1. Monthly Technical Progress Reports

The Contractor shall submit a Monthly Technical Report that shall include the following specific information:

a)	Cover page that lists the contract number and title, the period of performance being reported, the contractor’s name and address, the author(s), and the date of submission;
b)	An introduction covering the purpose and scope of the contract effort;
c)	Detail, document, and summarize the results of work completed and cost incurred during the period covered in relation to proposed effort and budget.

These reports shall be in sufficient detail to explain comprehensively the results achieved. The description shall include pertinent data and/or conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project. Also to be included is a summary of the work proposed for the next reporting period.

The first report shall be submitted on or before April 22nd, 2005. Thereafter, reports shall be due on or before the 20th of the month following each monthly reporting period.

2. Milestone Reports

A milestone report will be provided after the completion of each Milestone unless otherwise agreed by the Principal Investigator and the Project Officer. Milestone reports and monthly reports may be combined if agreed by the Project Officer. These reports shall be due on or before the 15th day after completion of each milestone.

3. Final Report

The contractor shall submit an original and one (1) copy of the Final Report that details, documents, and summarizes the results of the entire contract work for the period covered. This report shall be in sufficient detail to explain comprehensively the results achieved. This Final Report shall be submitted on or before the completion date of the contract.

b.	Reports Distribution

Copies of the technical reports shall be submitted to the Project Officer and Contracting Officer in accordance with ARTICLE F.2. DELIVERIES. If the Contractor is unable to deliver the reports specified hereunder within the period of performance because of unforeseen difficulties, notwithstanding the exercise of good faith and diligent efforts in performance of the work, the Contractor shall give the Contracting Officer immediate written notice of anticipated delays, stating the reasons and providing the revised delivery date. The revised submission date is subject to the approval of the Project Officer and Contracting Officer.

Contract No. HHSN266200500004C

ARTICLE C.3. INVENTION REPORTING REQUIREMENT

All reports and documentation required by [FAR Clause 52.227-11/FAR Clause 52.227-11 (Deviation)/FAR Clause 52.227-13] including, but not limited to, the invention disclosure report, the confirmatory license, and the government support certification, shall be directed to the Extramural Inventions and Technology Resources Branch, OPERA, NIH, 6705 Rockledge Drive, Room 1040 A, MSC 7980, Bethesda, Maryland 20892-7980 (Telephone: 301-435-1986). In addition, one copy of an annual utilization report, and a copy of the final invention statement, shall be submitted to the Contracting Officer. The final invention statement (see FAR 27.303(a)(2)(ii)) shall be submitted to the Contracting Officer on the expiration date of the contract.

The final invention statement (see FAR 27.303(a)(2)(ii)) shall be submitted on the expiration date of the contract to the following address:

Liem T. Nguyen

Contract Specialist

National Institutes of Health

National Institute of Allergy and Infectious Diseases, DEA, CMP

6700B Rockledge Drive, Room 3214

Bethesda, Maryland 20892-7612

If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer at the address listed above.

To assist contractors in complying with invention reporting requirements of the clause, the NIH has developed “Interagency Edison,” an electronic invention reporting system. Use of Interagency Edison is encouraged as it streamlines the reporting process and greatly reduces paperwork. Access to the system is through a secure interactive Web site to ensure that all information submitted is protected. Interagency Edison and information relating to the capabilities of the system can be obtained from the Web (http://www.iedison.gov), or by contacting the Extramural Inventions and Technology Resources Branch, OPERA, NIH.

[End of Section C]

Contract No. HHSN266200500004C

SECTION D—PACKAGING, MARKING AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the contract number and contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

[End of Section D]

Contract No. HHSN266200500004C

SECTION E—INSPECTION AND ACCEPTANCE

a.	The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided.

b.	For the purpose of this SECTION, the Project Officer identified in ARTICLE G.1. is the authorized representative of the Contracting Officer.

c.	Inspection and acceptance will be performed at NIH, NIAID, DMID, 6610 Rockledge Drive, Room 4011, Bethesda, Maryland 20892.

Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

d.	This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

FAR Clause 52.246-4, INSPECTION OF SERVICES—FIXED PRICE (AUGUST 1996).

[End of Section E]

Contract No. HHSN266200500004C

SECTION F—DELIVERIES OR PERFORMANCE

ARTICLE F.1. PERIOD OF PERFORMANCE

The period of performance of this contract shall be from the date of award for a total period of 549 calendar days.

ARTICLE F.2. DELIVERIES

a.	Satisfactory performance of this contract shall be deemed to occur upon performance of the work described in Article C.1. and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the items specified in the Delivery Schedule which are described in SECTION C of this contract.

The items specified below as described in SECTION C, ARTICLE C.2. will be required to be delivered F.O.B. Destination as set forth in FAR 52.247-35, F.O.B. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the date(s) specified below and any specifications stated in SECTION D, PACKAGING, MARKING AND SHIPPING, of the contract:

Deliverable	No. of Copies	Addressee/Distribution	Due Date
Monthly Technical Progress Reports	Original 2 Copies	Contracting Officer Project Officer	On or before the 20th of the month following each monthly reporting period

Milestone Reports	Original 2 Copies	Contracting Officer Project Officer	On or before the 15th day after completion date of each milestone

Written Plan	Original 2 Copies	Contracting Officer Project Officer	First one due within 15 calendar days after the award date. Subsequence plans due quarterly and 15 calendar days in advance of initiation of activities outlined in the plan

Final Report	Original 1 Copy	Contracting Officer Project Officer	On completion date of the contract

b.	The above items shall be addressed and delivered to the address/addressee listed below:

Project Officer

Division of Microbiology and Infectious Diseases

NIAID, NIH, DHHS

6610 Rockledge Drive, Room 4011

BETHESDA MD 20892-6604

Contracting Officer

CMP, DEA, NIAID, NIH, DHHS

Room 3214

6700B Rockledge Drive, MSC 7612

Bethesda, MD 20892-7612

c.	Unless otherwise specified, deliveries shall be made to the Delivery Point specified above Mondays through Fridays (excluding Federal Holidays) between the hours of 8:30 a.m. and 5:30 p.m. EST only. Supplies or services scheduled for delivery on a Federal holiday shall be made the following day.

Contract No. HHSN266200500004C

ARTICLE F.3. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov/far/.

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSE:

52.242-15, Stop Work Order (AUGUST 1989) with ALTERNATE I (APRIL 1984).

[End of Section F]

Contract No. HHSN266200500004C

SECTION G—CONTRACT ADMINISTRATION DATA

ARTICLE G.1. PROJECT OFFICER

The following Project Officer will represent the Government for the purpose of this contract:

Katherine A. Taylor, Ph.D.

Division of Microbiology and Infectious Diseases

NIAID, NIH, DHHS

6610 Rockledge Drive, Room 4011

MSC 6604

Bethesda, Maryland 20892-6604

Phone: 301-451-5068

Email: kataylor@niaid.nih.gov

The Project Officer is responsible for: (1) monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the Statement of Work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the Statement of Work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

The Government may unilaterally change its Project Officer designation.

ARTICLE G.2. KEY PERSONNEL

Pursuant to the Key Personnel clause incorporated in Section I of this contract, the following individual is considered to be essential to the work being performed hereunder:

Name	Title

Marc Better, Ph.D.	Principal Investigator

ARTICLE G.3. INVOICE SUBMISSION

a.	Invoice Instruction for NIH Fixed-Price Type Contracts, NIH(RC)-2, are attached and made part of this contract. The invoice instructions and the following directions for the submission of invoices must be followed to meet the requirements of a Aproper@ invoice, pursuant to FAR 32.9.

(1)	Invoices shall be submitted as follows:

(a)	To be considered a “proper” invoice in accordance with FAR 32.9, Prompt Payment, each invoice shall clearly identify the two contract numbers that appear on the face page of the contract as follows:

Contract No. (This is the 17 digit number that appears in Block 2 of the SF-26, i.e. HHSN266200500004C.)

ADB Contract No. (This is the 10 digit number that appears in the upper left hand corner of the SF-26, i.e. N01-AI-50004.)

Contract No. HHSN266200500004C

(b)	An original and two copies to the following designated billing office:

Contracting Officer

CMP, DEA, NIAID, NIH, DHHS

6700B Rockledge Drive MSC 7612

Room 3214

BETHESDA MD 20892-7612

(2)	Inquiries regarding payment of invoices should be directed to the designated billing office, (301) 451-3687.

ARTICLE G.4. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

a.	Contractor Performance Evaluations

Interim and final evaluations of contractor performance will be prepared on this contract in accordance with FAR 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, interim evaluations will be prepared annually to coincide with the anniversary date of the contract.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer, whose decision will be final.

Copies of the evaluations, contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

b.	Electronic Access to Contractor Performance Evaluations

Contractors that have Internet capability may access evaluations through a secure Web site for review and comment by completing the registration form that can be obtained at the following address:

http://ocm.od.nih.gov/cdmp/cps_contractor.htm

The registration process requires the contractor to identify an individual that will serve as a primary contact and who will be authorized access to the evaluation for review and comment. In addition, the contractor will be required to identify an alternate contact who will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation within the required 30-day time frame.

[End of Section G]

Contract No. HHSN266200500004C

SECTION H—SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

a.	Pursuant to Public Law(s) cited in paragraph b., below, NIH is prohibited from using appropriated funds to support human embryo research. Contract funds may not be used for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in uterus under 45 CFR 46.208(a)(2) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term “human embryo or embryos” includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

b. Public Law and Section No.	Fiscal Year	Period Covered

P.L. No. 108-447, Div. F, Sec. 509	2005	10/1/04—9/30/05

ARTICLE H.2. NEEDLE EXCHANGE

a.	Pursuant to Public Law(s) cited in paragraph b., below, contract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

b. Public Law and Section No.	Fiscal Year	Period Covered

P.L. No. 108-447, Div. F, Sec. 505	2005	10/1/04—9/30/05

ARTICLE H.3. PUBLICATION AND PUBLICITY

The contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

“This project has been funded in whole or in part with Federal funds from the National Institute of Allergy and Infectious Diseases, National Institutes of Health, Department of Health and Human Services, under Contract No. HHSN266200500004C.”

ARTICLE H.4. PRESS RELEASES

a.	Pursuant to Public Law(s) cited in paragraph b., below, the contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

b. Public Law and Section No.	Fiscal Year	Period Covered

P.L. No. 108-447, Div. F, Sec. 506	2005	10/1/04—9/30/05

ARTICLE H.5. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General=s Office in writing or on the Inspector General=s Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Contract No. HHSN266200500004C

Office of Inspector General

Department of Health and Human Services

TIPS HOTLINE

P.O. Box 23489

Washington, D.C. 20026

ARTICLE H.6. ANTI-LOBBYING

a.	Pursuant to Public Law(s) cited in paragraph c., below, contract funds shall only be used for normal and recognized executive-legislative relationships. Contract funds shall not be used, for publicity or propaganda purposes; or for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support or defeat legislation pending before the Congress or any State legislature, except in presentation to the Congress or any State legislature itself.

b.	Contract funds shall not be used to pay salary or expenses of the contractor or any agent acting for the contractor, related to any activity designed to influence legislation or appropriations pending before the Congress or any State legislature.

c. Public Law and Section No.	Fiscal Year	Period Covered

for a., above: P.L. No. 108-447, Div. F, Sec. 503(a)	2005	10/1/04—9/30/05
for b., above: P.L. No. 108-447, Div. F, Sec. 503(b)	2005	10/1/04—9/30/05

ARTICLE H.7. INTELLECTUAL PROPERTY OPTION TO COLLABORATOR

NIAID may collaborate with an outside investigator who has proprietary rights to compounds which may be assigned under this contract. This collaborator will be identified by the Project Officer (PO) at the time of assignment and in this case, the following option regarding Intellectual Property Rights will be applicable.

Contractor agrees to promptly notify the NIAID and “Collaborator” in writing of any inventions, discoveries or innovations made by the contractor’s principal investigator or any other employees or agents of the contractor, whether patentable or not, which are conceived and/or first actually reduced to practice in the performance of this study using Collaborator’s Study Agent (hereinafter “Contractor Inventions”).

Contractor agrees to grant to Collaborator: (1) a paid-up nonexclusive, nontransferable, royalty-free, world-wide license to all Contractor Inventions for research purposes only; and (2) a time-limited first option to negotiate an exclusive world-wide royalty-bearing license for all commercial purposes, including the right to grant sub-licenses, to all Contractor Inventions on terms to be negotiated in good faith by Collaborator and Contractor. Collaborator shall notify Contractor, in writing, of its interest in obtaining an exclusive license to any Contractor Invention within six (6) months of Collaborator’s receipt of notice of such Contractor Invention(s). In the event that Collaborator fails to so notify Contractor or elects not to obtain an exclusive license, then Collaborator’s option shall expire with respect to that Contractor Invention, and Contractor will be free to dispose of its interests in such Contractor Invention in accordance with its own policies. If Contractor and Collaborator fail to reach agreement within ninety (90) days, (or such additional period as Collaborator and Contractor may agree) on the terms for an exclusive license for a particular Contractor Invention, then for a period of six (6) months thereafter, Contractor shall not offer to license the Contractor Invention to any third party on materially better terms than those last offered to Collaborator without first offering such terms to Collaborator, in which case Collaborator shall have a period of thirty (30) days in which to accept or reject the offer.

Contractor agrees that notwithstanding anything herein to the contrary, any inventions, discoveries or innovations, whether patentable or not, which are not Subject Inventions as defined in 35 U.S.C. 201(e),* arising out of any unauthorized use of the Collaborator’s Study Agent shall be the property of the Collaborator (hereinafter “Collaborator Inventions”). Contractor will promptly notify the Collaborator in writing of any such Collaborator Inventions and, at Collaborator’s request and expense, Contractor will cause to be assigned to Collaborator all right, title and interest in an to any such Collaborator Inventions and provide Collaborator with reasonable assistance to obtain patents (including causing the execution of any invention assignment or other documents). Contractor may also be conducting other more basic research using Study Agent under the authority of a separate Material Transfer Agreement (MTA), or other such agreement with the Collaborator. Inventions arising thereunder shall be subject to the terms of the MTA, and not to this clause.

Contract No. HHSN266200500004C

*35 U.S.C. (e): The term “subject invention” means any invention of the contractor conceived or first actually reduced to practice in the performance of work under a funding agreement: Provided, that in the case of a variety of plant, the date of determination (as defined in section 41(d)(FOOTNOTE 1) of the Plant Variety Protection Act (7 U.S.C. 2401(d))) must also occur during the period of contract performance.

Protection of Proprietary Data

Data generated using an investigational agent proprietary to a Collaborator will be kept confidential and shared only with the NIAID and the Collaborator. The Contractor retains the right to publish research results subject to the terms of this contract.

ARTICLE H.8. OBTAINING AND DISSEMINATING BIOMEDICAL RESEARCH RESOURCES

Unique research resources arising from NIH-funded research are to be shared with the scientific research community. NIH provides guidance, entitled, ASharing Biomedical Research Resources: Principles and Guidelines for Recipients of NIH Research Grants and Contracts,@ (Federal Register Notice, December 23, 1999 [64 FR 72090]), concerning the appropriate terms for disseminating and acquiring these research resources. This guidance, found at : http://ott.od.nih.gov/NewPages/64FR72090.pdf. is intended to help contractors ensure that the conditions they impose and accept on the transfer of research tools will facilitate further biomedical research, consistent with the requirements of the Bayh-Dole Act and NIH funding policy.

Note: For the purposes of this Article, the terms, “research tools,” “research materials,” and “research resources” are used interchangeably and have the same meaning.

ARTICLE H.9. POSSESSION USE AND TRANSFER OF SELECT BIOLOGICAL AGENTS OR TOXINS

Work involving select biological agents or toxins shall not be conducted under this contract until the contractor and any affected subcontractor(s) are granted a certificate of registration or are authorized to work with the applicable agents.

For prime or subcontract awards to domestic institutions who possess, use, and/or transfer Select Agents under this contract, the institution must complete registration with the Centers for Disease Control and Prevention (CDC), Department of Health and Human Services (DHHS) or the Animal and Plant Health Inspection Services (APHIS), U.S. Department of Agriculture (USDA), as applicable, before using NIH funds for research involving Select Agents. No NIH funds can be used for research involving Select Agents if the final registration certificate is denied.

For prime or subcontract awards to foreign institutions who possess, use, and/or transfer Select Agents under this contract, the institution must provide information satisfactory to the NIH that a process equivalent to that described in 42 CFR 73 (http://www.cdc.gov/od/sap/docs/42cfr73.pdf) for U.S. institutions is in place and will be administered on behalf of all Select Agent work sponsored by these funds before using these funds for any work directly involving the Select Agents. The contractor must provide information addressing the following key elements appropriate for the foreign institution: safety, security, training, procedures for ensuring that only approved/appropriate individuals have access to the Select Agents, and any applicable laws, regulations and policies equivalent to 42 CFR 73. An NIAID-chaired committee of U.S. federal employees (including representatives of NIH grants/contracts and scientific program management, CDC, Department of Justice and other federal intelligence agencies, and Department of State) will assess the policies and procedures for comparability to the U.S. requirements described in 42 CFR Part 73. When requested by the contracting officer, the contractor should provide key information delineating any laws, regulations, policies, and procedures applicable to the foreign institution for the safe and secure possession, use, and transfer of Select Agents. This includes concise summaries of safety, security, and training plans, and applicable laws, regulations, and policies. For the purpose of security risk assessments, the contractor must provide the names of all individuals at the foreign institution who will have access to the Select Agents and procedures for ensuring that only approved and appropriate individuals have access to Select Agents under the contract.

Listings of HHS select agents and toxins, biologic agents and toxins, and overlap agents or toxins as well as information about the registration process, can be obtained on the Select Agent Program Web site at http://www.cdc.gov/od/sap/

Contract No. HHSN266200500004C

ARTICLE H.10. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES

The contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to E.O. 13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

[End of Section H]

Contract No. HHSN266200500004C

PART II—CONTRACT CLAUSES

SECTION I—CONTRACT CLAUSES

ARTICLE I.1. GENERAL CLAUSES FOR A NEGOTIATED FIXED-PRICE RESEARCH AND DEVELOPMENT CONTRACT—FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference with the same force and effect as if they were given full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov/far/.

a.	FEDERAL ACQUISITION REGULATION (FAR)(48 CFR CHAPTER 1) CLAUSES:

FAR CLAUSE
NO.	DATE	TITLE
52.202-1	Jul 2004	Definitions

52.203-3	Apr 1984	Gratuities (Over $100,000)

52.203-5	Apr 1984	Covenant Against Contingent Fees (Over $100,000)

52.203-6	Jul 1995	Restrictions on Subcontractor Sales to the Government (Over $100,000)

52.203-7	Jul 1995	Anti-Kickback Procedures (Over $100,000)

52.203-8	Jan 1997	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over $100,000)

52.203-10	Jan 1997	Price or Fee Adjustment for Illegal or Improper Activity (Over $100,000)

52.203-12	Jun 2003	Limitation on Payments to Influence Certain Federal Transactions (Over $100,000)

52.204-4	Aug 2000	Printed or Copied Double-Sided on Recycled Paper (Over $100,000)

52.204-7	Oct 2003	Central Contractor Registration

52.209-6	Jul 1995	Protecting the Government’s Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $25,000)

52.215-2	Jun 1999	Audit and Records—Negotiation (Over $100,000)

52.215-8	Oct 1997	Order of Precedence—Uniform Contract Format

52.215-10	Oct 1997	Price Reduction for Defective Cost or Pricing Data

52.215-12	Oct 1997	Subcontractor Cost or Pricing Data (Over $500,000)

52.215-14	Oct 1997	Integrity of Unit Prices (Over $100,000)

52.215-15	Oct 2004	Pension Adjustments and Asset Reversions

52.215-18	Oct 1997	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions

52.215-19	Oct 1997	Notification of Ownership Changes

52.215-21	Oct 1997	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data—Modifications

Contract No. HHSN266200500004C

52.219-8	May 2004	Utilization of Small Business Concerns (Over $100,000)

52.219-9	Jan 2002	Small Business Subcontracting Plan (Over $500,000)

52.219-16	Jan 1999	Liquidated Damages—Subcontracting Plan (Over $500,000)

52.222-3	Jun 2003	Convict Labor

52.222-26	Apr 2002	Equal Opportunity

52.222-35	Dec 2001	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans

52.222-36	Jun 1998	Affirmative Action for Workers with Disabilities

52.222-37	Dec 2001	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans

52.223-6	May 2001	Drug-Free Workplace

52.223-14	Aug 2003	Toxic Chemical Release Reporting (Over $100,000)

52.225-1	Jun 2003	Buy American Act—Supplies

52.225-13	Dec 2003	Restrictions on Certain Foreign Purchases

52.227-1	Jul 1995	Authorization and Consent, Alternate I (Apr 1984)

52.227-2	Aug 1996	Notice and Assistance Regarding Patent and Copyright Infringement (Over $100,000)

52.227-11	Jun 1997	Patent Rights—Retention by the Contractor (Short Form) (Note: In accordance with FAR 27.303(a)(2), paragraph (f) is modified to include the requirements in FAR 27.303(a)(2)(i) through (iv). The frequency of reporting in (i) is annual.

52.229-3	Apr 2003	Federal, State and Local Taxes (Over $100,000)

52.232-2	Apr 1984	Payments under Fixed-Price Research and Development Contracts

52.232-9	Apr 1984	Limitation on Withholding of Payments

52.232-17	Jun 1996	Interest (Over $100,000)

52.232-23	Jan 1986	Assignment of Claims

52.232-25	Oct 2003	Prompt Payment

52.232-33	Oct 2003	Payment by Electronic Funds Transfer—Central Contractor Registration

52.233-1	Jul 2002	Disputes

52.233-3	Aug 1996	Protest After Award

52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim

52.242-13	Jul 1995	Bankruptcy (Over $100,000)

52.243-1	Aug 1987	Changes—Fixed Price, Alternate V (Apr 1984)

52.244-2	Aug 1998	Subcontracts *If written consent to subcontract is required, the identified subcontracts are listed in ARTICLE B, Advance Understandings.

Contract No. HHSN266200500004C

52.245-2	May 2004	Government Property (Fixed-Price Contracts)

52.246-23	Feb 1997	Limitation of Liability (Over $100,000)

52.249-2	Sep 1996	Termination for the Convenience of the Government (Fixed-Price)

52.249-9	Apr 1984	Default (Fixed-Price Research and Development)(Over $100,000)

52.253-1	Jan 1991	Computer Generated Forms

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR CLAUSE NO.	DATE	TITLE

352.202-1	Jan 2001	Definitions

352.232-9	Apr 1984	Withholding of Contract Payments

352.270-4	Jan 2001	Pricing of Adjustments

352.270-6	Jul 1991	Publications and Publicity

352.270-7	Jan 2001	Paperwork Reduction Act

[ End of GENERAL CLAUSES FOR A NEGOTIATED FIXED-PRICE RESEARCH AND DEVELOPMENT CONTRACT—Rev. 10/2004].

Contract No. HHSN266200500004C

ARTICLE I.2 AUTHORIZED SUBSTITUTION OF CLAUSES

ARTICLE I.1. of this SECTION is hereby modified as follows:

THERE ARE NO APPLICABLE CLAUSES IN THIS SECTION.

ARTICLE I.3. ADDITIONAL CONTRACT CLAUSES

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the contracting officer will make their full text available.

a.	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

(1) FAR 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (OCTOBER 2004).

“(c)	Waiver of evaluation preference

☐	Offeror elects to waive the evaluation preference.”

(2) ALTERNATE I (JUNE 2003), FAR Clause 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (JUNE 2003).

b.	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:

THERE	ARE NO APPLICABLE CLAUSES IN THIS SECTION.

c.	NATIONAL INSTITUTES OF HEALTH (NIH) RESEARCH CONTRACTING (RC) CLAUSES:

The following clauses are attached and made a part of this contract:

(1) NIH (RC)-7, Procurement of Certain Equipment (APRIL 1984) (OMB Bulletin 81-16).

ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

THERE	ARE NO APPLICABLE CLAUSES IN THIS SECTION.

[End of Section I]

Contract No. HHSN266200500004C

PART III

SECTION J—LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1.	Statement of Work, March 8, 2005, 2 pages.

2.	Invoice Instructions for NIH Fixed-Price Contracts, NIH(RC)-2, (5/97), 1 page.

3.	Safety and Health, HHSAR Clause 352.223-70, (1/01), 1 page.

END of the SCHEDULE

(CONTRACT)

Contract No. HHSN266200500004C

STATEMENT OF WORK

Neutralizing Monoclonal Antibodies for Type A Botulinum Neurotoxins

This acquisition is being issued for services to develop and manufacture cGMP bulk drug substance for up to three human or human compatible mAbs (starting material to be provided by the offeror) with potency demonstrated in a standardized mouse protection bioassay for botulinum neurotoxins A1 and A2.

A.	Scope of Work

The Contractor shall provide services to accomplish each of the following milestones for one to three mAbs:

1.	Develop and produce a minimum of 200 vials each of cGMP master and working cell banks for each mAb, including a certificate of analysis (Offeror should provide a template certificate of analysis with proposal);
2.	Conduct process development to optimize formulation, yield (recommended minimum 400 mg mAb/L) and purity for each mAb;
3.	Develop and qualify analytical methods for concentration, identity, integrity, specificity, purity, potency, sterility, stability, and contaminant identity and levels for testing bulk product;
4.	Transfer analytical methods to the government or its designee.
5.	Prepare master production records for non-GMP pilot lots for approval by the National Institute of Allergy and Infectious Diseases (NIAID), prior to initiation of non-GMP pilot lots;
6.	Prepare up to three pilot lots of sterile and mycoplasma free non-GMP material using planned cGMP manufacturing process for each mAb;
7.	Prepare and submit batch production records for each non-GMP pilot lot;
8.	Prepare master production records for cGMP bulk drug substance for NIAID approval, prior to initiation of cGMP bulk drug substance manufacturing;
9.	Manufacture cGMP bulk drug substance (minimum total yield should be 7 g per mAb, at a minimum final concentration of 30 mg/ml), including a certificate of analysis (Offeror should provide a template certificate of analysis with proposal);
10.	Prepare the chemistry, manufacturing, and control (CMC) data to be used as part of an Investigational New Drug (IND) application submitted to the Food and Drug Administration (FDA) by NIAID; and
11.	Demonstrate that either a single mAb or a cocktail of mAbs retain affinity and give protection for botulinum neurotoxins A1 and A2 in the standardized mouse protection bioassay according to protocols approved by NIAID.

B.	Deliverables

1.	Two hundred vials each of cGMP master and working cell banks for each mAb, including a certificate of analysis.
2.	Technical transfer of analytical assays to the government of its designee.
3.	Master production records for non-GMP pilot lots prior to initiation of non-GMP pilot lot production.
4.	Sterile and mycoplasma free non-GMP material produced from pilot lots that are not needed by the Contractor for development of analytical assays.
5.	Batch production records for non-GMP material.

Statement of Work	ATTACHMENT 1
(3/8/05)	Page 1

Contract No. HHSN266200500004C

6.	Master production records for cGMP bulk drug substance prior to initiation of cGMP bulk drug substance manufacturing.
7.	cGMP bulk drug substance (BDS) (approximately 7 g at a minimum concentration of 30 mg/ml) for each mAb that has passed all bulk drug substance product characterization and release testing.
8.	A certificate of analysis for cGMP bulk substance for each mAb.
9.	Prepare and submit to NIAID the CMC section to be filed as part of the NIAID IND application for submission to the FDA and provide responses to FDA enquiries regarding the CMC.
10.	Data that demonstrates that a single mAb or a cocktail of up to three mAbs retain the affinity and toxin-neutralizing characteristics for botulinum neurotoxins A1 and A2 in the standardized mouse bioassay according to protocols approved by NIAID.
11.	Ship vials of master and working cell banks and bulk drug substance under cGMP conditions to a facility designated by NIAID.

Statement of Work	ATTACHMENT 1
(3/8/05)	Page 2

Contract No. HHSN266200500004C

INVOICE INSTRUCTIONS FOR NIH FIXED-PRICE CONTRACTS, NIH(RC)-2

General The contractor shall submit vouchers or invoices as prescribed herein.

Format Standard Form l034, Public Voucher for Purchases and Services Other Than Personal, and Standard Form l035, Public Voucher for Purchases and Services Other than Personal—Continuation Sheet, or the payee’s letterhead or self-designed form should be used to submit claims for reimbursement.

Number of Copies As indicated in the Invoice Submission Clause in the contract.

Frequency Invoices submitted in accordance with the Payment Clause shall be submitted upon delivery of goods or services unless otherwise authorized by the contracting officer.

Preparation and Itemization of the Invoice The invoice shall be prepared in ink or typewriter as follows:

(a)	Designated Billing Office and address

(b)	Invoice Number

(c)	Date of Invoice

(d)	Both the contract number and the ADB number (which appears in the upper left hand corner of the face page of the contract), and date

(e)	Payee’s name and address. Show the contractor’s name ( as it appears in the contract), correct address, and the title and phone number of the responsible official to whom payment is to be sent. When an approved assignment has been made by the contractor, or a different payee has been designated, then insert the name and address of the payee instead of the contractor.

(f)	Description of goods or services, quantity, unit price, (where appropriate), and total amount.

(g)	Charges for freight or express shipments other than F.O.B. destination. (If shipped by freight or express and charges are more than $25, attach prepaid bill.)

(h)	Equipment If there is a contract clause authorizing the purchase of any item of equipment, the final invoice must contain a statement indicating that no item of equipment was purchased or include a completed NIH Form entitled, “Report of Government Owned, Contractor Held Property.”

Currency All NIH contracts are expressed in United States dollars. Where payments are made in a currency other than United States dollars, billings on the contract shall be expressed, and payment by the United States Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

1	ATTACHMENT 2

Contract No. HHSN266200500004C

HHSAR 352.223-70 SAFETY AND HEALTH (JANUARY 2001)

(a)	To help ensure the protection of the life and health of all persons, and to help prevent damage to property, the Contractor shall comply with all Federal, State and local laws and regulations applicable to the work being performed under this contract. These laws are implemented and/or enforced by the Environmental Protection Agency, Occupational Safety and Health Administration and other agencies at the Federal, State and local levels (Federal, State and local regulatory/enforcement agencies).

(b)	Further, the Contractor shall take or cause to be taken additional safety measures as the Contracting Officer in conjunction with the project or other appropriate officer, determines to be reasonably necessary. If compliance with these additional safety measures results in an increase or decrease in the cost or time required for performance of any part of work under this contract, an equitable adjustment will be made in accordance with the applicable “Changes” Clause set forth in this contract.

(c)	The Contractor shall maintain an accurate record of, and promptly report to the Contracting Officer, all accidents or incidents resulting in the exposure of persons to toxic substances, hazardous materials or hazardous operations; the injury or death of any person; and/or damage to property incidental to work performed under the contract and all violations for which the Contractor has been cited by any Federal, State or local regulatory/enforcement agency. The report shall include a copy of the notice of violation and the findings of any inquiry or inspection, and an analysis addressing the impact these violations may have on the work remaining to be performed. The report shall also state the required action(s), if any, to be taken to correct any violation(s) noted by the Federal, State or local regulatory/enforcement agency and the time frame allowed by the agency to accomplish the necessary corrective action.

(d)	If the Contractor fails or refuses to comply promptly with the Federal, State or local regulatory/enforcement agency’s directive(s) regarding any violation(s) and prescribed corrective action(s), the Contracting Officer may issue an order stopping all or part of the work until satisfactory corrective action (as approved by the Federal, State or local regulatory/enforcement agencies) has been taken and documented to the Contracting Officer. No part of the time lost due to any stop work order shall be subject to a claim for extension of time or costs or damages by the Contractor.

(e)	The Contractor shall insert the substance of this clause in each subcontract involving toxic substances, hazardous materials, or operations. Compliance with the provisions of this clause by subcontractors will be the responsibility of the Contractor.

(End of clause)

Safety and Health Clause HHSAR 352.223-70, (1/01)	1	ATTACHMENT 3